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                                                                     EXHIBIT 4.6


                 GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT


                 GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT, dated as of June __, 1997 (this "Supplement"), made by Viasystems, Inc., a Delaware corporation (the "US Borrower"), in favor of The Chase Manhattan Bank, as administrative agent (in such capacity, the "Collateral Agent"), for the Secured Parties (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement referred to below.


                             W I T N E S S E T H :


                 WHEREAS, pursuant to the Second Amended and Restated Credit Agreement dated as of June 5, 1997 (as amended, modified, supplemented, restated and in effect from time to time, the "Credit Agreement"), among Viasystems Group, Inc., a Delaware corporation ("Holdings"), the US Borrower, Circo Craft Co., Inc., a Quebec corporation (the "Canadian Borrower"), PCB Investments plc, a corporation organized under the laws of England and Wales ("English Bidco"), Forward Group plc, a corporation organized under the laws of England and Wales (the "English Borrower"), Chips Acquisition Limited, a private limited company organized under the laws of England and Wales ("Chips Limited"), Interconnection Systems (Holdings) Limited, a private limited company organized under the laws of England and Wales ("ISL"), any Future Foreign Subsidiary Borrowers which may from time to time become parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank of Canada ("Chase Canada"), as administrative agent for the Canadian Lenders (in such capacity, the "Canadian Agent"), Chase Manhattan International Limited, as administrative agent for the English Lenders (in such capacity, the "English Agent"), any Future Foreign Agent which may from time to time be appointed hereunder and The Chase Manhattan Bank ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                 WHEREAS, in connection with the Credit Agreement, Holdings, the US Borrower and certain of their Subsidiaries have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of April 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties;




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                                                                               2

                 NOW, THEREFORE, IT IS AGREED:

                 1. Guarantee and Collateral Agreement. By executing and delivering this Supplement, the US Borrower, grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral on the terms and conditions of the Guarantee and Collateral Agreement. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 2 to the Guarantee and Collateral Agreement. The US Borrower hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

                 2. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.





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                                                                               3



                 IN WITNESS WHEREOF, the undersigned has caused this Guarantee and Collateral Agreement Supplement to be duly executed and delivered as of the date first above written.

                                        VIASYSTEMS, INC.



                                        By:/s/
                                           ---------------------------------
                                           Title:

Acknowledged and Consented to:

VIASYSTEMS GROUP, INC.



By:/s/
   -------------------------
   Title:



VIASYSTEMS TECHNOLOGIES CORP.



By:/s/
   -------------------------
   Title:


VIASYSTEMS INTERNATIONAL, INC.



By:/s/
   -------------------------
   Title:




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                                                                               4




                                                                    ANNEX 1-A TO
                                                        GUARANTEE AND COLLATERAL
                                                            AGREEMENT SUPPLEMENT


                       DESCRIPTION OF PLEDGED SECURITIES


PLEDGED NOTES:


         Issuer                      Payee            Principal Amount
-------------------------------------------------------------------------
 Chips Acquisition Limited       Viasystems, Inc.      L.185,200,000
